EXHIBIT 21


                   SUBSIDIARIES OF REGISTRANT


Registrant has no parent; see proxy statement for Registrant's principal shareholders. The following are Registrant's subsidiaries which are included in the consolidated financial statements:





          Name of Subsidiary                    State or Other
    (Each Owned 100% by Registrant               Jurisdiction
     Except as Otherwise Stated)               of Incorporation


    Castle Concrete Company                       Colorado
    Continental Catalina, Inc.*                   Arizona
    Continental Copper, Inc.                      Arizona
    Continental Quicksilver, Inc.                 Idaho
    Continental Uranium, Inc.                     Colorado
    Edens Industrial Park, Inc.                   Illinois
    Phoenix Manufacturing, Inc.                   Arizona
    ProSoft International, Inc.**                 Colorado
    Transit Mix Concrete Co.                      Colorado
    Transit Mix of Pueblo, Inc.                   Colorado
    Williams Furnace Co.                          Delaware




 * owned by Continental Copper, Inc.

 **owned by Transit Mix Concrete Co.